SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C.  20549

                              FORM 8-K


                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) June 5, 1998

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

2260 Douglas Boulevard, Suite 280, Roseville, California  95661
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (916) 772-2221

Not Applicable
(Former name or former address, if changed since last report.)

               INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.   Acquisition or Disposition of Assets

          On June 5, 1998, Waste Connections, Inc. ("WCI") acquired the stock of B&B Sanitation, Inc., Red Carpet Landfill, Inc. and Darlin Equipment, Inc. (collectively, the "Oklahoma Companies"). The three acquired companies are Oklahoma corporations engaged, respectively, in solid waste and recyclables collection and transportation, landfill operations, and equipment leasing in Oklahoma.

          The aggregate purchase price consisted of approximately
$4.125 million in cash (less certain indebtedness of the acquired companies), plus certain contingent payments if certain events occur during a specified period.

          WCI intends to continue to operate the Oklahoma
Companies. The purchase price of the acquisition was determined based on the consideration paid by WCI for similar acquisitions in the western United States. The acquisition was funded with borrowings under WCI's credit facility with BankBoston, N.A.


Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     (a) Financial Statements of Businesses Acquired. Pursuant to Rule 3.05(b) of Regulation S-X, the financial statements of the Oklahoma Companies are not required to be included in this Form 8-K.

     (b)  Pro Forma Financial Information.  Pursuant to Rule
3.05(b) of Regulation S-X, pro forma financial information relating to the Oklahoma Companies is not required to be included in this Form 8-K.

     (c) Exhibits.

10.1 Stock Purchase Agreement dated as of June 5, 1998, by and among WCI, B&B Sanitation, Inc., Red Carpet Landfill, Inc., Darlin Equipment, Inc., Lyle J. Buller, Larue A. Buller, Lyle J. Buller, Trustee of the Lyle J. Buller Revocable Trust dated 10/11/96, and Larue A. Buller, Trustee of the Larue A. Buller Revocable Trust dated 10/11/96

                              SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              WASTE CONNECTIONS, INC.
                              (Registrant)

Date:  June 19, 1998          By  /s/ Ronald J. Mittelstaedt
                              Ronald J. Mittelstaedt
                              President and Chief Executive Officer

                          EXHIBIT INDEX


10.1 Stock Purchase Agreement dated as of June 5, 1998, by and among WCI, B&B Sanitation, Inc., Red Carpet Landfill, Inc., Darlin Equipment, Inc., Lyle J. Buller, Larue A. Buller, Lyle J. Buller, Trustee of the Lyle J. Buller Revocable Trust dated 10/11/96, and Larue A. Buller, Trustee of the Larue A. Buller Revocable Trust dated 10/11/96

                                                       Exhibit 10.1

STOCK PURCHASE AGREEMENT


Dated as of June 5, 1998, by and among


                    Waste Connections, Inc.
                     B & B Sanitation, Inc.
                    Red Carpet Landfill, Inc.
                     Darlin Equipment, Inc.
                         Lyle J. Buller
                         Larue A. Buller
                  Lyle J. Buller, Trustee of the
            Lyle J. Buller Revocable Trust dated 10/11/96
                 Larue A. Buller, Trustee of the
           Larue A. Buller Revocable Trust dated 10/11/96

                    STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of June 5, 1998, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), B & B Sanitation, Inc., an Oklahoma corporation ("B & B"), Red Carpet Landfill, Inc., an Oklahoma corporation ("Red Carpet"), Darlin Equipment, Inc., an Oklahoma corporation ("Darlin", and collectively with B & B and Red Carpet, the "Corporations", or singularly, a "Corporation"), Lyle J. Buller ("Lyle"), Larue A. Buller, Lyle J. Buller, Trustee of the Lyle J. Buller Revocable Trust dated 10/11/96, and Larue A. Buller, Trustee of the Larue A. Buller Revocable Trust dated 10/11/96 (the "Shareholders").

     WHEREAS, B & B is engaged in collection and transportation of solid waste and recyclables in each city and municipality listed on Exhibit A hereto;

     WHEREAS, Red Carpet is engaged in landfilling of municipal solid waste and other acceptable waste streams in the county of Major, Oklahoma;

     WHEREAS, Darlin is engaged in the equipment leasing business in the county of Garfield, Oklahoma;

     WHEREAS, the Shareholders own all of the issued and outstanding capital stock of the Corporations (the "Corporations'
Stock");

     WHEREAS, WCI wishes to acquire from the Shareholders all of the Corporations' Stock;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

1.   PURCHASE OF CORPORATIONS' STOCK

     1.1  Shares to be Purchased.  At the Closing (as defined in
Section 2), the Shareholders shall sell and deliver to WCI all of the issued and outstanding shares of the Corporations' Stock, being the number of shares of the Corporations set forth on Schedule 3.2 opposite each Shareholder's name. At the Closing, WCI shall purchase the Corporations' Stock and in exchange therefor shall deliver to the Shareholders at the Closing or thereafter as provided by this Agreement the purchase price described in Section
1.2 (the "Purchase Price"), plus any and all additions to the Purchase Price payable pursuant to Section 1.3 (the "Contingent Purchase Price").

     1.2  Purchase Price.  The Purchase Price is:

          (a) four million one hundred twenty-five thousand dollars ($4,125,000), (i) minus the Closing Date Debt (as defined in Section 3.22(a)), and (ii) plus or minus, as the case may be, the amount by which the Closing Date Current Assets (as defined in Section 3.22(b)) are greater or less than the Closing Date Current Liabilities (as defined in Section 3.22(b)), payable to the Shareholders at Closing in cash by wire transfer or check payable in clearinghouse funds. The adjustment to the Purchase Price based on the Closing Date Current Assets and the Closing Date Current Liabilities shall be based on estimates of such amounts provided at the Closing and based on the Corporations' balance sheets as of May 31, 1998. For purposes of valuing the accounts receivable of the Corporation as of the Closing Date ("Closing Date Accounts Receivable"), in determining Closing Date Current Assets, such accounts receivable outstanding sixty (60) days or less as of the Closing Date will be valued at one hundred percent (100%) of their face value, accounts receivable outstanding sixty-one (61) to ninety (90) days as of the Closing Date will be valued at fifty percent (50%) of their face value, and all other accounts receivable of the Corporation shall be valued at zero and shall be transferred by the Corporation to the Shareholders' Representative (as hereinafter defined), who shall hold and attempt to collect such accounts receivable for the benefit of the Shareholders. Within 120 days after the Closing, WCI and the Shareholders' Representative shall determine the actual Closing Date Debt, Closing Date Current Assets and Closing Date Current Liabilities. If the difference between the actual amounts of such items and the estimated amounts provided at the Closing Date results in an increase in the amount that should have been paid at the Closing over the amount that was so paid, WCI shall promptly pay such amount to the Shareholders; if the result is a decrease in the amount that should have been paid at the Closing from the amount that was so paid, the Shareholders shall promptly pay such amount to WCI. Any assets not disclosed in the original prospectus dated December 31, 1997, and provided to WCI by the Corporations will be an upward adjustment to the Purchase Price based on the net book value of such assets less any associated debt.

     1.3 Additional Contingent Purchase Price. The Purchase Price may be increased by the additional contingent payments described in this Section. If, prior to the first anniversary of the Closing Date (as defined in Section 2), the Shareholders successfully assist WCI or any of its subsidiaries in acquiring directly or indirectly (through asset purchase, stock purchase, merger or otherwise) the waste collection operations of any other company providing such services in the state of Oklahoma, WCI shall pay the Shareholders as additional Contingent Purchase Price a cash amount equal to three percent (3%) of the pro forma net revenue with respect to such operations during the first year after they are acquired by WCI, which amount shall be paid on the Closing Date (as defined in Section 2) if such acquisition is consummated on or prior to the Closing Date or thirty (30) days after the date any such acquisition is consummated if consummated after the Closing Date. For purposes of determination of the Contingent Purchase Price, "pro forma net revenue" shall be defined as actual gross revenues for the twelve-month period prior to the date of payment of the Contingent Purchase Price less the sum of disposal, transfer and transportation costs and associated fees. WCI shall have sole discretion in determining whether and on what terms it will consummate any such acquisition, and WCI shall not be liable to any of the Shareholders for any decision not to pursue any such acquisition or its failure to consummate any such acquisition, without regard to the reason therefor.

     1.4 Allocation of the Purchase Price. Twenty thousand dollars ($20,000) of the Purchase Price shall be allocated to the covenant not to compete as described in Section 8.1(a) hereof, and the balance of the Purchase Price shall be allocated to the Corporations' Stock.

     1.5 Excluded Assets. The Assets of the Corporations listed on Schedule 1.5 (the "Excluded Assets") shall be distributed to the Shareholders prior to the Closing, and WCI shall acquire no interest in or claim to any of the Excluded Assets.

2.   CLOSING TIME AND PLACE

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place concurrent with the execution of this Agreement or on such date as WCI and the Shareholders' Representative shall agree (the "Closing Date"). For accounting purposes, the effective date of the Agreement shall be June 1, 1998. The Closing shall take place at the Law Offices of Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, Suite 1800, San Francisco, California 94111, or through an exchange of consideration and signed documents using overnight courier service. At the Closing, WCI, the Corporations and the Shareholders shall deliver to each other the documents, instruments and other items described in Section 5 of this Agreement.

3.   REPRESENTATIONS AND WARRANTIES OF THE CORPORATIONS AND THE
     SHAREHOLDERS

     The Corporations and the Shareholders, jointly and severally,
(i) represent and warrant that each of the following representations and warranties is true as of the Closing Date, and
(ii) agree that such representations and warranties shall survive the Closing.

     3.1  Organization, Standing and Qualification.  Each
Corporation is duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Each Corporation has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. None of the Corporations is required to be qualified or licensed to conduct business as a foreign corporation in any other jurisdiction.

     3.2 Capitalization. Schedule 3.2 sets forth, as of the Closing Date, the authorized and outstanding capital of each Corporation, the names, addresses and social security numbers or taxpayer identification numbers of the record and beneficial owners thereof, the number of shares so owned, the allocation of the cash among the Shareholders as agreed to among themselves, and wire transfer instructions for each Shareholder relating to the bank account to which the Purchase Price and the Contingent Purchase Price, if any, should be sent. On the Closing Date, all of the issued and outstanding shares of the capital stock of the Corporations are owned of record and beneficially by the Shareholders, as set forth in Schedule 3.2, and are free and clear of all liens, security interests, encumbrances and claims of every kind except as set forth in Schedule 3.2. Each share of the capital stock of each Corporation is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present shareholder of any Corporation. No option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of any Corporation) exists which obligates any of the Corporations to issue any of its authorized but unissued capital stock or other equity interest or which obligates any Shareholder to transfer any Corporations' Stock to any person.

     3.3 All Stock Being Acquired. The Corporations' Stock being acquired by WCI hereunder constitutes all of the outstanding capital stock of the Corporations.

     3.4 Authority for Agreement. Each Corporation and each of the Shareholders have full right, power and authority to enter into this Agreement and to perform its, his or her obligations hereunder. The execution and delivery of this Agreement by each Corporation and the consummation of the transactions contemplated hereby by each Corporation have been duly authorized by each Corporation's Board of Directors. This Agreement has been duly and validly executed and delivered by each Corporation and each of the Shareholders and, subject to the due authorization, execution and delivery by WCI, constitutes the legal, valid and binding obligation of each Corporation and each of the Shareholders enforceable against each of them in accordance with its terms.

     3.5 No Breach or Default. Except as disclosed on Schedule 3.5, the execution and delivery by the Corporations and the Shareholders of this Agreement, and the consummation by the Shareholders of the transactions contemplated hereby, will not:

          (a) result in the breach of any of the terms or conditions of, or constitute a default under, or allow for the acceleration or termination of, or in any manner release any party from any obligation under, any mortgage, lease, note, bond, indenture, or material contract, agreement, license or other instrument or obligation of any kind or nature to which any Corporation or any of the Shareholders is a party, or by which any Corporation or any of the Shareholders, or any of its or their assets, is or may be bound or affected; or

          (b) violate any law or any order, writ, injunction or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

          (c) violate the Articles of Incorporation or Bylaws of any Corporation.

     3.6 Subsidiaries. Schedule 3.6 lists as of the Closing Date any and all subsidiaries of each Corporation and any securities of any other corporation or any securities or other interest in any other business entity owned by a Corporation or any of such Corporation's subsidiaries.

     3.7 Financial Statements. Each Corporation has delivered to WCI, as Schedule 3.7, copies of financial statements (collectively, "Financial Statements") for its two most recent fiscal years, compiled by Morley & Associates, CPA, PC, and unaudited interim financial statements for each Corporation for the period ended March 31, 1998 (the "Balance Sheet Date"). The Financial Statements are true and correct and fairly present (i) the financial position of each Corporation as of the respective dates of the balance sheets included in said statements, and (ii) the results of operations for the respective periods indicated. The Financial Statements have been prepared consistently with prior periods. Except to the extent reflected or reserved against in a Corporation's balance sheet as of the Balance Sheet Date, or as disclosed on Schedule 3.7 or Schedule 3.8, none of the Corporations had as of the Balance Sheet Date, nor will have as of the Closing Date, any liabilities of any nature, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities due or to become due.

     3.8 Liabilities. Parts I, II, III and IV of Schedule 3.8, are accurate lists and descriptions of all liabilities of each Corporation required to be described below in the format set forth below.

          (a) Part I of Schedule 3.8 lists, as of the Closing Date, other than with respect to trade payables and as of the end of the month prior to the Closing Date with respect to trade payables, all indebtedness for money borrowed and all other fixed and uncontested liabilities of any kind, character and description (excluding all real and personal property leasehold interests included in Part IV of Schedule 3.8), whether reflected or not reflected on the Financial Statements and whether accrued or absolute, and states as to each such liability the amount of such liability and to whom payable. From the date as of which information is provided with respect to trade payables, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

          (b) Part II of Schedule 3.8 lists, as of the Closing Date, all claims, suits and proceedings which are pending against each Corporation, all contingent liabilities, and, to the knowledge of the Corporations and the Shareholders, all contingent liabilities and all claims, suits and proceedings threatened or anticipated against each Corporation. Part II of Schedule 3.8 includes a summary description of each such liability, including, without limitation, (A) the name of each court, agency, bureau, board or body before which any such claim, suit or proceeding is pending, (B) the date such claim, suit or proceeding was instituted, (C) the parties to such claim, suit or proceeding, (D) a brief description of the factual basis alleged to underlie such claim, suit or proceeding, including the date or dates of all material occurrences, and (E) the amount claimed and other relief sought, together with copies of all material documents, reports and other records relating thereto to the extent that they are in any Corporation's or the Shareholders' possession or control.

          (c) Part III of Schedule 3.8 lists, as of the Closing Date and to the extent not otherwise included in Part I of Schedule 3.8, all liens, claims and encumbrances secured by or otherwise affecting any asset of any Corporation (including any Corporate Property, as hereafter defined), including a description of the nature of such lien, claim or encumbrance, the amount secured if it secures a liability, the nature of the obligation secured, and the party holding such lien, claim or encumbrance.

          (d) Part IV of Schedule 3.8 lists, as of the Closing Date and to the extent not otherwise included in Part I or Part III of Schedule 3.8, all real and personal property leasehold interests to which any Corporation is a party as lessor or lessee or, to the knowledge of any Corporation or the Shareholders, affecting or relating to any Corporate Property, and includes a description of the nature and principal terms of such leasehold interest, including, without limitation, the identity of the other party thereto, the term of such leasehold interest (including renewal options), the base rent and any additional rent owing thereunder (including any adjustments thereto), security deposits, rights of first offer or first refusal, purchase options, and restrictions on transfer.

          Except as described on the applicable part of Schedule 3.8, none of the Corporations and none of the Shareholders has made any payment or committed to make any payment since the Balance Sheet Date on or with respect to any of the liabilities or obligations listed on Schedule 3.8 except, in the case of liabilities and obligations listed on Parts I, III and IV of
Schedule 3.8, periodic payments required to be made under the terms of the agreements or instruments governing such obligations or liabilities or made in the ordinary course of business. Between the Balance Sheet Date and the Closing Date, trade payables have been incurred only in the ordinary course of business consistent with comparable prior periods.

     3.9  Conduct of Business.  Except as set forth on Schedule
3.21, since the Balance Sheet Date:

          (a) The business of each Corporation has been conducted only in the ordinary course; and

          (b) There has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of any Corporation other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse.

     3.10 Permits and Licenses.

          (a) Schedule 3.10(a) is a full and complete list, and includes copies, of all material permits, licenses, franchises, and service agreements pursuant to which any of the Corporations is authorized to collect and haul industrial, commercial and residential solid waste (the "Collection Contracts"), and of all other material permits, licenses, titles (including motor vehicle titles and current registrations), fuel permits, zoning and land use approvals and authorizations, including, without limitation, any conditional or special use approvals or zoning variances, occupancy permits, and any other similar documents constituting a material authorization or entitlement or otherwise material to the operation of the business of any of the Corporations (collectively the "Governmental Permits") owned by, issued to, held by or otherwise benefitting a Corporation or the Shareholders as of the Closing Date. The status of the Governmental Permits related to the disposal areas owned or used by the Corporations, including, without limitation, any conditions thereto and, if applicable, the expiration dates thereof, are also described in Schedule 3.10(a).
Schedule 3.10(a) also sets forth the name of any governmental agency or other third party from whom the Shareholders, a Corporation or WCI must obtain consent (the "Required Governmental Consents") in order to effect a direct or indirect transfer of the Collection Contracts or other Governmental Permits required as a result of the consummation of the transactions contemplated by this Agreement. All such consents have been obtained. Except as set forth on Schedule 3.10(a), all of the Collection Contracts and other Governmental Permits enumerated and listed on Schedule 3.10(a) are adequate for the operation of the businesses of the Corporations and of each Corporate Property as presently operated and are valid and in full force and effect. All of said Collection Contracts and other Governmental Permits and agreements have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of the Corporations or the Shareholders, threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporations nor any of the Shareholders has any knowledge of any reason why all such Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

          (b) Schedule 3.10(b) includes: (i) all records, notifications, reports, permit and license applications, engineering and geologic studies, and environmental impact reports, tests or assessments (collectively, "Records, Notifications and Reports") that (A) are material to the operation of the businesses of the Corporations, or (B) relate to the discharge or release of materials into the environment and/or the handling or transportation of waste materials or hazardous or toxic substances or otherwise relate to the protection of the public health or the environment, or (C) were filed with or submitted to appropriate governmental agencies during the past 24 months by a Corporation or any of the Shareholders or their agents with respect to the business of any Corporation, and (ii) all material notifications from such governmental agencies to a Corporation, the Shareholders or their agents in response to or relating to any of such Records, Notifications and Reports.

          (c) Schedule 3.10(c) lists, as of the Closing Date, each facility owned, leased, operated or otherwise used by the Corporations, the ownership, lease, operation or use of which is being transferred to, assumed by or otherwise acquired directly or indirectly by WCI pursuant to this Agreement (each, a "Facility" and collectively, the "Facilities"). Except as otherwise disclosed on Schedule 3.10(c):

               (i) Each Facility is fully licensed, permitted and authorized to carry on its current business under all applicable federal, state and local statutes, orders, approvals, zoning or land use requirements, rules and regulations, and no Facility or the current use thereof constitutes a non-conforming use or is otherwise subject to any restrictions regarding the operation, renovation or reconstruction thereof.

               (ii) All activities and operations at each Facility are being and have been conducted in compliance in all material respects with the requirements, criteria, standards and conditions set forth in all applicable federal, state and local statutes, orders, approvals, permits, zoning or land use requirements and restrictions, variances, licenses, rules and regulations.

               (iii)Each Facility is located on real property owned or leased by a Corporation (each a "Facility Property") and each Facility Property owned by a Corporation is legally described on the preliminary title reports, surveys or site plans attached to
Schedule 3.10(c) (the "Facility Surveys/Site Plans"), each of which accurately depict the respective Facility Property.

               (iv) There are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any Facility's site assessments, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility owned by any Corporation or owned by any of the Shareholders or an Affiliate (as hereinafter defined) of any of the Shareholders and leased to any Corporation, and to the knowledge of the Corporations and the Shareholders there are no circumstances, conditions or reasons which are likely to be the basis for revocation or suspension of any site assessment, permits, licenses, consents, authorizations, zoning or land use permits, variances or approvals relating to any Facility.

     3.11 Certain Receivables. Schedule 3.11 is an accurate list as of the Closing Date of the accounts and notes receivable of each Corporation from and advances to employees, former employees, officers, directors, the Shareholders and Affiliates of the foregoing which have not been repaid. For purposes of this Agreement, the term "Affiliate" means, with respect to any person, any person that directly or indirectly through one or more intermediaries controls or has an ownership interest in, or is controlled or owned in whole or in part by, or is under common control or ownership in whole or in part with such person, and in the case of a Corporation includes directors and officers, in the case of individuals includes the individual's spouse, father, mother, grandfather, grandmother, brothers, sisters, children and grandchildren and in the case of a trust includes the grantors, trustees and beneficiaries of the trust.

     3.12 Fixed Assets and Real Property.

          (a) Schedule 3.12(a) lists, as of the Closing Date, substantially all the fixed assets (other than real estate) of each Corporation, including, without limitation, identification of each vehicle by description and serial number, identification of machinery, equipment and general descriptions of parts, supplies and inventory. Except as described on Schedule 3.12(a), all of the Corporations' containers, vehicles, machinery and equipment necessary for the operation of the Corporations' businesses are in operable condition, and all of the motor vehicles and other rolling stock of the Corporations are in material compliance with all applicable laws, rules and regulations. All such containers, vehicles, machinery and equipment are substantially free of known defects that would cause them to fail. All leases of fixed assets are in full force and effect and binding upon the parties thereto; none of the Corporations and, to the knowledge of the Corporations or the Shareholders, no other party to such leases is in breach of any of the material provisions thereof.

          (b) Each parcel of real property leased, owned or being purchased by a Corporation as of the Closing Date (the "Corporate Property"), including the street address and, in the case of Corporate Property owned or being purchased, the legal description thereof, is listed on Schedule 3.12(b) - Part I, and attached to said Schedule 3.12(b) - Part I are copies of all leases, deeds, outstanding mortgages, other encumbrances and any existing title insurance policies or lawyer's title opinions relating to each Corporate Property, as well as a current commitment for title insurance issued by a title insurance company satisfactory to WCI with respect to each Corporate Property owned or being purchased by a Corporation, together with copies of all of the title exceptions referred to in each such commitment. All leases listed on Schedule 3.12(b) - Part I are in full force and effect and binding on the parties thereto; none of the Corporations and no other party to any such lease is in breach of any of the material provisions thereof; the landlord's interest in any such lease has not been assigned to any third party nor has any such interest been mortgaged, pledged or hypothecated; and none of the Corporations has assigned any such lease or sublet all or any part of the Corporate Property which is the subject of any such lease. Except as described on Schedule 3.12(b) - Part II, there are no material physical or mechanical defects in any Facility located on any Corporate Property and each such Facility is in good condition and repair.

          (c) Each Corporation has good, valid and marketable title to all properties and assets, real, personal, and mixed, tangible and intangible, actually used or necessary for the conduct of its business, free of any encumbrance or charge of any kind except: (i) liens for current taxes not yet due; (ii) minor imperfections of title and encumbrances, if any, that are not substantial in amount, do not materially reduce the value or impair the use of the property subject thereto, do not materially impair the value of any Corporation, and have arisen only in the ordinary course of business and consistent with past practice; and (iii) the liens identified on Part III of Schedule 3.8 (collectively, the "Permitted Liens"). Except as described on Schedule 3.12(b) - Part I, there are no leases, occupancy agreements, options, rights of first refusal or any other agreements or arrangements, either oral or written, that create or confer in any person or entity the right to acquire, occupy or possess, now or in the future, any Facility, any Corporate Property, or any portion thereof, or create in or confer on any person or entity any right, title or interest therein or in any portion thereof.

     3.13 Acquisition/Disposal of Assets.  Except as indicated on
Schedule 3.13, since the Balance Sheet Date, none of the Corporations has acquired or sold or otherwise disposed of any properties or assets which, singly or in the aggregate, have a value in excess of $10,000, or which are material to the operation of any Corporation's business as presently conducted, without the prior written consent of WCI.

     3.14 Contracts and Agreements; Adverse Restrictions.

      (a) Schedule 3.14(a) lists, as of the Closing Date, and includes copies of, all material contracts and agreements (other than leases and documents included with Schedule 3.12(b)) to which any of the Corporations is a party or by which it or any of its property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, promissory notes, loan agreements, bonds, mortgages, deeds of trust, liens, pledges, conditional sales contracts or other security agreements). Except as disclosed on Schedule 3.14(a), all such contracts and agreements included in Schedule 3.14(a) are in full force and effect and binding upon the parties thereto. Except as described or cross referenced on Schedule 3.14(a), none of the Corporations nor, to the Corporations' or any of the Shareholder's knowledge, and no other parties to such contracts and agreements is in breach thereof, and none of the parties has threatened to breach any of the material provisions thereof or notified any of the Corporations or any of the Shareholders of a default thereunder, or exercised any options thereunder.

          (b) Except as set forth on Schedule 3.14(b), there is no outstanding judgment, order, writ, injunction or decree against any Corporation, the result of which could materially adversely affect a Corporation or its business or any of the Corporate Properties, nor has any Corporation been notified that any such judgment, order, writ, injunction or decree has been requested.

     3.15 Insurance. Schedule 3.15 is a complete list and includes copies, as of the Closing Date, of all insurance policies in effect on the Closing Date or, with respect to "occurrence" policies that were in effect, carried by a Corporation in respect of the Corporate Properties or any other property used by a Corporation specifying, for each policy, the name of the insurer, the type of risks insured, the deductible and limits of coverage, and the annual premium therefor. Each Corporation currently carries insurance in the type and amount ordinarily carried by owners or corporations in similar circumstances, in respect to that Corporation's properties, assets and business. During the last five years, there has been no lapse in any material insurance coverage of any Corporation. For each insurer providing coverage for any of the contingent or other liabilities listed on Schedule 3.8, except to the extent otherwise set forth in Part II of
Schedule 3.8, each such insurer, if required, has been properly and timely notified of such liability, no reservation of rights letters have been received by any Corporation and the insurer has assumed defense of each suit or legal proceeding. All such proceedings are fully covered by insurance, subject to normal deductibles. 3.16 Personnel. Schedule 3.16 is a complete list, as of the Closing Date, of all officers, directors and employees (by type or classification) of each Corporation and their respective rates of compensation, including (i) the portions thereof attributable to bonuses, (ii) any other salary, bonus, stock option, equity participation, or other compensation arrangement made with or promised to any of them, and (iii) copies of all employment agreements with non-union officers, directors and employees.
Schedule 3.16 also lists the driver's license number for each driver of each Corporation's motor vehicles.

     3.17 Benefit Plans and Union Contracts.

          (a) Schedule 3.17(a) is a complete list as of the Closing Date, and includes complete copies (or, in the case of oral arrangements, descriptions), of all employee benefit plans and agreements (written or oral) currently maintained or contributed to by any Corporation, including employment agreements and any other agreements containing "golden parachute" provisions, retirement plans, welfare benefit plans and deferred compensation agreements, together with copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Closing Date. Except for the employee benefit plans described on Schedule 3.17(a), none of the Corporations has other pension, retirement, welfare, profit sharing, deferred compensation, stock option, employee stock purchase or other employee benefit plans or arrangements with any party. Except as disclosed on Schedule 3.17(a), all employee benefit plans listed on
Schedule 3.17(a) are fully funded and in substantial compliance with all applicable federal, state and local statutes, ordinances and regulations. All such plans that are intended to qualify under
Section 401(a) of the Internal Revenue Code have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are included as part of Schedule 3.17(a). Except as disclosed on Schedule 3.17(a), all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.17(a). All employee benefit plans listed on such Schedule have been operated in accordance with the terms and provisions of the plan documents and all related documents and policies. None of the Corporations has incurred any liability for excise tax or penalty due to the Internal Revenue Service or U.S. Department of Labor nor any liability to the Pension Benefit Guaranty Corporation for any employee benefit plan, nor has any Corporation, nor party- in-interest or disqualified person, engaged in any transaction or other activity which would give rise to such liability. None of the Corporations has participated in or made contributions to any "multi-employer plan" as defined in the Employee Retirement Income Security Act of 1974 ("ERISA"), nor would any Corporation or any affiliate be subject to any withdrawal liability with respect to such a plan if any such employer withdrew from such a plan immediately prior to the Closing Date. No employee pension benefit plan is under funded on a termination basis as of the date of this Agreement.

          (b) Schedule 3.17(b) is a complete list, as of the Closing Date, and includes complete copies of all union contracts and agreements between any Corporation and any collective bargaining group. Each Corporation is in compliance in all material respects with all applicable federal and state laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment, and is not engaged in any unfair labor practice. There is no charge pending or, to any Corporation's or the Shareholders' knowledge, threatened, against any Corporation before any court or agency and alleging unlawful discrimination in employment practices and there is no charge of or proceeding with regard to any unfair labor practice against it pending before the National Labor Relations Board. There is no labor strike, dispute, slow down or stoppage as of the Closing Date, existing or threatened against any Corporation; no union organizational activity exists respecting employees of any Corporation not currently subject to a collective bargaining agreement; the union contracts or other agreements delivered as part of Schedule 3.17(b) constitute all agreements with the unions or other collective bargaining groups, and there are no other arrangements or established practices relating to the employees covered by any collective bargaining agreement; and
Schedule 3.17(b) contains as of the date it is delivered a list of all arbitration or grievance proceedings that have occurred since the Balance Sheet Date. No one has petitioned within the last five years, and no one is now petitioning, for union representation of any employees of any Corporation. No Corporation has experienced any labor strike, slow-down, work stoppage, labor difficulty or other job action during the last five years.

          (c) No payment made to any employee, officer, director or independent contractor of any Corporation (the "Recipient") pursuant to any employment contract, severance agreement or other arrangement (the "Golden Parachute Payment") will be nondeductible by any Corporation because of the application of Sections 280G and 4999 of the Code to the Golden Parachute Payment, nor will any Corporation be required to compensate any Recipient because of the imposition of an excise tax (including any interest or penalties related thereto) on the Recipient by reason of Sections 280G and 4999 of the Code.

     3.18 Taxes.

          (a) Each Corporation has timely filed all requisite federal, state, local and other tax and information returns due for all fiscal periods ended on or before the Closing Date. All such returns are accurate and complete. Except as set forth on Schedule 3.18, there are no open years (other than those within the statute of limitations), examinations in progress, extensions of any statute of limitations or claims against any Corporation relating to federal, state, local or other taxes (including penalties and interest) for any period or periods prior to and including the Closing Date and no notice of any claim for taxes has been received. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal income, and state franchise, income and sales tax returns of each Corporation for its last three fiscal years are attached as part of Schedule 3.18. Copies of all other federal, state, local and other tax and information returns for all prior years of each Corporation's existence have been made available to WCI and are among the records of the Corporations which will accrue to WCI at the Closing. No Corporation has been contacted by any federal, state or local taxing authority regarding a prospective examination.

          (b) Except as set forth on Schedule 3.18 (which schedule also includes the amount due with respect to each Corporation), each Corporation has duly paid all taxes and other related charges required to be paid prior to the Closing Date. The reserves for taxes contained in the Financial Statements of each Corporation are adequate to cover its tax liability as of the Closing Date.

          (c) Each Corporation has withheld all required amounts from its employees for all pay periods in full and complete compliance with the withholding provisions of applicable federal, state and local laws. All required federal, state and local and other returns with respect to income tax withholding, social security, and unemployment taxes have been duly filed by each Corporation for all periods for which returns are due, and the amounts shown on all such returns to be due and payable have been paid in full.

     3.19 Copies Complete; Required Consents. Except as disclosed on Schedule 3.19, the certified copies of the Articles of Incorporation and Bylaws of each Corporation, both as amended to the Closing Date, and the copies of all leases, instruments, agreements, licenses, permits, certificates or other documents that have been delivered to WCI in connection with the transactions contemplated hereby are complete and accurate as of the Closing Date and are true and correct copies of the originals thereof. Except as specifically disclosed on Schedule 3.19, the rights and benefits of the Corporations will not be adversely affected by the transactions contemplated hereby, and the execution of this Agreement and the performance of the obligations hereunder will not violate or result in a breach or constitute a default under any of the terms or provisions thereof. None of such leases, instruments, agreements, licenses, permits, site assessments, certificates or other documents requires notice to, or consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby, except the Required Governmental Consents, such consents and approvals as are listed on Schedule 3.19; all of which will have been given or obtained prior to the Closing.

     3.20 Customers, Billings, Current Receipts and Receivables.
Schedule 3.20 is a current, accurate and complete list of, and includes:

          (a) the customers that each Corporation serves on an ongoing basis, including name, location and current billing rate, as of the Closing Date;

          (b) an accurate and complete aging of all accounts and notes receivable from customers as of the last day of the month preceding the month in which such Schedule is delivered, showing amounts due in 30-day aging categories; and

          (c) the average monthly revenues of each Corporation derived from billings to its customers for each of the twelve months preceding the Closing Date. Except as set forth on Schedule 3.20, the Corporations and the Shareholders have no knowledge of any reason why each Corporation's average monthly revenues derived from billings to its customers after the Closing Date should not continue at approximately the same rate as before the Closing Date.

     3.21 No Change With Respect to the Corporations. Except as set forth on Schedule 3.21, since the Balance Sheet Date, the business of each Corporation has been conducted only in the ordinary course and there has been no change in the condition (financial or otherwise) of the assets, liabilities or operations of any Corporation other than changes in the ordinary course of business, none of which either singly or in the aggregate has been materially adverse. Specifically, and without limiting the generality of the foregoing, except as set forth on Schedule 3.21, with respect to each Corporation, since the Balance Sheet Date, there has not been:

          (a) any material change in its financial condition, assets, liabilities (contingent or otherwise), income, operations or business which would have a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), income, operations or business of that Corporation, taken as a whole;

          (b) any material damage, destruction or loss (whether or not covered by insurance) adversely affecting any material portion of its properties or business;

          (c) any change in or agreement to change (i) its shareholders, (ii) ownership of its authorized capital or outstanding securities, or (iii) its securities;

          (d) any declaration or payment of, or any agreement to declare or pay, any dividend or distribution in respect of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock;

          (e) any material increase or bonus or promised increase or bonus in the compensation payable or to become payable by it, in excess of usual and customary practices, to any of its directors, officers, employees or agents, or any accrual or arrangement for or payment of any bonus or other special compensation to any employee or any severance or termination pay paid to any of its present or former officers or other key employees;

          (f) any labor dispute or any other event or condition of any character with respect to that Corporation's employees, materially adversely affecting its business or future prospects;

          (g) any sale or transfer, or any agreement to sell or transfer, any of its material assets, property or rights to any other person, including, without limitation, the Shareholders and their Affiliates, other than in the ordinary course of business;

          (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to it, including, without limitation, any indebtedness or obligation of any of the Shareholders or any Affiliate thereof;

          (i) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of its assets, property or rights or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) any purchase or acquisition of, or any agreement, plan or arrangement to purchase or acquire, any of its property, rights or assets outside the ordinary course of its business;

          (k)  any waiver of any of its material rights or claims;

          (l) any new or any amendment or termination of any existing material contract, agreement, license, permit or other right to which it is a party;

          (m) any other material transaction outside the ordinary course of its business.

     3.22 Debt; Current Assets and Current Liabilities.

          (a) Schedule 3.22(a) sets forth, for the Corporations as of the Closing Date, (i) the amount of the aggregate debt (excluding trade payables) of each Corporation outstanding on the Closing Date required to be repaid by WCI at or immediately after the Closing Date and all prepayment penalties incurred or to be incurred by WCI or a Corporation in connection with the repayment of any such debt, (ii) the amount of the aggregate debt (excluding trade payables) of each Corporation outstanding on the Closing Date which will remain outstanding obligations of a Corporation after the Closing Date, and all prepayment penalties applicable to such debt if repaid prior to maturity, including in each case all interest accrued through and including the Closing Date, (iii) the aggregate amount of the present value, discounted at the lease rate factor, if known, inherent in the lease or, if the lease rate factor is not known, at the rate charged to a Corporation by a third party lender in connection with its most recent borrowing to finance equipment, of all lease obligations of the Corporations that are not capitalized lease obligations and (iv) the aggregate amount of the present value of all capitalized lease obligations (determined in accordance with generally accepted accounting principles) of the Corporations (the "Closing Date Debt").
Schedule 3.22(a) includes wire transfer instructions for creditors whose Closing Date Debt WCI has designated for payment, and attached to Schedule 3.22(a) are pay-off letters or instructions from such creditors in the form provided by WCI's bank.

          (b) Schedule 3.22(b) is an estimate based on the Corporations' balance sheets for the period ending on the Closing Date of the amount of the aggregate current liabilities (including any reserve for unpaid taxes and excluding the current portion of long-term debt to the extent such current portion is included in Closing Date Debt) and trade payables of the Corporations as of the Closing Date (the "Closing Date Current Liabilities") and the amount of the aggregate cash and other current assets of the Corporations as of the Closing Date, including prepaid expenses the benefit of which survives the Closing Date and the accounts receivable of the Corporations earned prior to the Closing Date, and collectible on or after the Closing Date (the "Closing Date Current Assets").

     3.23 Bank Accounts.

          (a) Schedule 3.23(a) is a complete and accurate list, as of the Closing Date, of:

               (i)  the name of each bank in which each Corporation
has accounts or      safe deposit boxes;

               (ii) the name(s) in which the accounts or boxes are held;

               (iii)the type of account; and

               (iv) the name of each person authorized to draw thereon or have access thereto.

          (b) Schedule 3.23(b) is a complete and accurate list, as of the Closing Date, of:

               (i) each credit card or other charge account issued to each Corporation; and

               (ii) the name of each person to whom such credit cards or other charge accounts have been issued.

     3.24 Compliance With Laws. Except as disclosed on Schedule 3.24, each Corporation has complied with, and each Corporation is presently in compliance with, federal, state and local laws, ordinances, codes, rules, regulations, Governmental Permits, orders, judgments, awards, decrees, consent judgments, consent orders and requirements applicable to it (collectively "Laws"), including, but not limited to, the Americans with Disabilities Act, the Federal Occupational Safety and Health Act, and Laws relating to the public health, safety or protection of the environment (collectively, "Environmental Laws"). Except as disclosed on
Schedule 3.24, there has been no assertion by any party that a Corporation is in violation of any Laws. Specifically and without limiting the generality of the foregoing, except as disclosed on
Schedule 3.24:

          (a) Except as permitted under applicable laws and regulations, including, without limitation, the federal Resource Conservation Recovery Act, 42 USC sec 6901 et seq. ("RCRA"), the Corporations have not accepted, processed, handled, transferred, generated, treated, stored or disposed of any Hazardous Material (as defined in Section 3.24(e) below) nor have they accepted, processed, handled, transferred, generated, treated, stored or disposed of asbestos, medical waste, radioactive waste or municipal waste, except in compliance with Environmental Laws.

          (b) During each Corporation's ownership or leasing of the Corporate Property owned or leased by it and, to the knowledge of the Corporations and the Shareholders, prior to each Corporation's ownership or leasing of such Corporate Property, no Hazardous Material, other than that allowed under Environmental Laws, including, without limitation, RCRA, has been disposed of, or otherwise released on any Corporate Property.

          (c) During each Corporation's ownership or leasing of the Corporate Property owned or leased by it and, to the knowledge of the Corporations and the Shareholders, prior to each Corporation's ownership or leasing of such Corporate Property, no Corporate Property has ever been subject to or received any notice of any private, administrative or judicial action, or notice of any intended private, administrative or judicial action relating to the presence or alleged presence of Hazardous Material in, under, upon or emanating from any Corporate Property or any real property now or previously owned or leased by a Corporation. There are no pending and, to the Corporations' and Shareholders' knowledge, no threatened actions or proceedings from any governmental agency or any other entity involving remediation of any condition of the Corporate Property, including, without limitation, petroleum contamination, pursuant to Environmental Laws.

          (d) Except as allowed under Environmental Laws, no Corporation has knowingly sent, transported or arranged for the transportation or disposal of any Hazardous Material, to any site, location or facility.

          (e) As used in this Agreement, "Hazardous Material" means the substances (i) defined as "Hazardous Waste" in 40 CFR 261, and substances defined in any comparable Oklahoma statute or regulation; (ii) any substance the presence of which requires remediation pursuant to any Environmental Laws; and (iii) any substance disposed of in a manner not in compliance with Environmental Laws.

     3.25 Powers of Attorney. No Corporation has granted any power of attorney (except routine powers of attorney relating to representation before governmental agencies) or entered into any agency or similar agreement whereby a third party may bind or commit a Corporation in any manner.

     3.26 Underground Storage Tanks.  Except as set forth on
Schedule 3.26, no underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280 or Environmental Laws are currently or have been located on any Corporate Property. Except as set forth on Schedule 3.26, no Corporation has ever owned or leased any real property not included in the Corporate Property having any underground storage tanks containing petroleum products or wastes or other hazardous substances regulated by 40 CFR 280. As to each such underground storage tank ("UST") identified on Schedule 3.26, each Corporation has provided to WCI, on Schedule 3.26:

          (a) the location of the UST, information and material, including any available drawings and photographs, showing the location, and whether that Corporation currently owns or leases the property on which the UST is located (and if that Corporation does not currently own or lease such property, the dates on which it did and the current owner or lessee of such property);

          (b) the date of installation and specific use or uses of the UST;

          (c) copies of tank and piping tightness tests and cathodic protection tests and similar studies or reports for each UST;

          (d) a copy of each notice to or from a governmental body or agency relating to the UST;

          (e) other material records with regard to the UST, including, without limitation, repair records, financial assurance compliance records and records of ownership; and

          (f) to the extent not otherwise set forth pursuant to the above, a summary description of instances, past or present, in which, to the Corporations', or the Shareholders', knowledge, the UST failed to meet applicable standards and regulations for tightness or otherwise and the extent of such failure, and any other operational or environmental problems with regard to the UST, including, without limitation, spills, including spills in connection with delivery of materials to the UST, releases from the UST and soil contamination.

     Except to the extent set forth on Schedule 3.26, each Corporation has complied with Environmental Laws regarding the installation, use, testing, monitoring, operation and closure of each UST described on Schedule 3.26.

     3.27 Patents, Trademarks, Trade Names, etc. Schedule 3.27 lists all patents, tradenames, fictitious business names, trademarks, service marks, and copyrights owned by the Corporations or which they are licensed to use (other than licenses to use software for personal computer operating systems that were provided when the computer was purchased and licenses to use software for personal computers that are granted to retail purchasers of such software). No patents, trade secrets, know-how, intellectual property, trademarks, trade names, assumed names, copyrights, or designations used by the Corporations in their businesses infringe on any patents, trademarks, or copyrights, or any other rights of any person. Neither the Corporations nor any of the Shareholders knows or has any reason to believe that there are any claims of third parties to the use of any such names or any similar name, or knows of or has any reason to believe that there exists any basis for any such claim or claims.

     3.28 Assets, etc., Necessary to Business. Each Corporation owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and, except as disclosed on Schedules 3.5, 3.10(a), 3.10(c), 3.14(a) and 3.19, is a party to all Collection Contracts and Governmental Permits and other agreements necessary to permit it to carry on its business as presently conducted. All of said Collection Contracts and Governmental Permits and agreements have been duly obtained and, except as disclosed on Schedules 3.5, 3.8-Part II, 3.10(a), 3.10(c) 3.14(a) and 3.19, are in full force and effect and there are no proceedings pending or threatened which may result in the revocation, cancellation, suspension or adverse modification of any of the same. Neither the Corporations nor any of the Shareholders have any knowledge of any reason why all such Collection Contracts and Governmental Permits and agreements will not remain in effect after consummation of the transactions contemplated hereby.

     3.29 Condemnation. No Corporate Property owned or leased by a Corporation is the subject of, or would be affected by, any pending condemnation or eminent domain proceedings, and, to the knowledge of the Corporations and the Shareholders, no such proceedings are threatened.

     3.30 Suppliers and Customers. The relations between each Corporation and its customers are good. Neither the Corporations nor any of the Shareholders has knowledge of any fact (other than general economic and industry conditions) which indicates that any of the suppliers supplying products, components, materials or providing use of, or access to, landfills or disposal sites to a Corporation intends to cease providing such items to that Corporation, nor do the Corporations or any of the Shareholders have knowledge of any fact (other than general economic and industry conditions) which indicates that any of the customers of a Corporation intends to terminate, limit or reduce its business relations with that Corporation.

     3.31 Absence of Certain Business Practices. Neither the Corporations nor any of the Shareholders has directly or indirectly within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of any Corporation in connection with any actual or proposed transaction which (a) might subject a Corporation to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (b) if not given in the past, might have had an adverse effect on the financial condition, business or results of operations of a Corporation, or (c) if not continued in the future, might adversely affect the financial condition, business or operations of a Corporation or which might subject a Corporation to suit or penalty in any private or governmental litigation or proceeding.

     3.32 Related Party Transactions. None of the Shareholders or their respective Affiliates has entered into any transaction with or is a party to any agreement, lease or other instrument, or as of the date of this Agreement is indebted to or is owed money by, any Corporation not disclosed on the Financial Statements delivered to WCI prior to the date of this Agreement. Except as disclosed in the Financial Statements, none of the Shareholders or their Affiliates owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee, shareholder or partner of, or consultant or lender to or borrower from or has the right to participate in the profits of, any Person which is a competitor, supplier, customer, landlord, tenant, creditor or debtor of any Corporation.

     3.33 Disclosure Schedules. Any matter disclosed on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature of the matter disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

     3.34 No Misleading Statements. The representations and warranties of the Corporations and the Shareholders contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to WCI and its representatives pursuant hereto are complete and accurate in all material respects and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading.

     3.35 Accurate and Complete Records. The corporate minute books, stock ledgers, books, ledgers, financial records and other records of the Corporations:

          (a) have been made available to WCI and its agents at the Corporations' offices or at the offices of WCI's attorneys or the Corporations' attorneys;

          (b) have been, in all material respects, maintained in accordance with all applicable laws, rules and regulations; and

          (c) are accurate and complete, reflect all material corporate transactions required to be authorized by the Boards of Directors and/or shareholders of the Corporations and do not contain or reflect any material discrepancies.

     3.36 Knowledge. Wherever reference is made in this Agreement to the "knowledge" of the Shareholders, such term means the actual knowledge of the Shareholders or any knowledge which should have been obtained by the Shareholders upon reasonable inquiry by a reasonable business person. In the case of a Shareholder that is a trust, the term "knowledge" means the actual knowledge of the trustee or trustees of the trust or any knowledge which should have been obtained by the trustee or trustees upon reasonable inquiry by a reasonable business person. Wherever reference is made in this Agreement to the "knowledge" of a Corporation, such term means the actual knowledge of any management employee, officer or director of that Corporation or any knowledge which should have been obtained by any such person upon reasonable inquiry by a reasonable business person.

     3.37 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for the Corporations or the Shareholders in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of the Corporations or the Shareholders.

     3.38 S Corporation. Each Corporation has elected to be taxed as an S Corporation under the Internal Revenue Code of 1986, as amended, for all of the years listed on Schedule 3.38.

4.   REPRESENTATIONS AND WARRANTIES OF WCI

     WCI represents and warrants to the Shareholders that each of the following representations and warranties is true as of the date of this Agreement and will be true as of the Closing Date, and agrees that such representations and warranties shall survive the
Closing:

     4.1 Existence and Good Standing. WCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WCI has full corporate power and authority to own and lease its properties and to carry on its business as now conducted. WCI is not required to be qualified or licensed to conduct business as a foreign corporation in any jurisdiction where the failure to be so qualified would have a material adverse effect on its financial condition.

     4.2 No Contractual Restrictions. No provisions exist in any article, document or instrument to which WCI is a party or by which it is bound which would be violated by consummation of the transactions contemplated by this Agreement.

     4.3 Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by WCI and, subject to the due authorization, execution and delivery by the Corporations and the Shareholders, constitutes a legal, valid and binding obligation of WCI. WCI has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise:
(a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to WCI;
(b) conflict with any of the provisions of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws of WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which WCI is a party or by which it is bound.

     4.4 No Misleading Statements. The representations and warranties of WCI contained in this Agreement, the Exhibits and Schedules hereto and all other documents and information furnished to the Shareholders pursuant hereto are materially complete and accurate, and do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made and to be made not misleading as of the Closing Date.

     4.5 Brokers; Finders. No person has acted directly or indirectly as a broker, finder or financial advisor for WCI in connection with the transactions contemplated by this Agreement and no person is entitled to any broker's, finder's, financial advisory or similar fee or payment in respect thereof based in any way on any agreement, arrangement or understanding made by or on behalf of WCI.

     4.6 Disclosure Schedules. Any matter disclosed by WCI on any Schedule to this Agreement shall be deemed to have been disclosed on every other Schedule that refers to such Schedule by cross reference so long as the nature disclosed is obvious from a fair reading of the Schedule on which the matter is disclosed.

5.   CLOSING DELIVERIES

     At the Closing, the respective parties shall make the deliveries indicated:

     5.1  WCI Deliveries.

          (a)  WCI shall deliver the cash portion of the Purchase
Price required to be delivered on the Closing Date pursuant to
Section 1.2(a).

          (b) WCI shall deliver to the Shareholders any payments due pursuant to Section 1.3.

          (c) WCI shall execute and deliver a Consulting Agreement with Lyle substantially in the form of the draft included in
Exhibit 5.1(c).

     5.2  Shareholders Deliveries.

          (a) The Shareholders shall deliver to WCI the certificates representing the outstanding Corporations' Stock free and clear of all liens, security interests, claims and encumbrances, accompanied by a stock power duly executed in blank.

          (b) The Shareholders shall deliver to WCI an opinion of counsel for the Shareholders, dated as of the Closing Date, in substantially the form attached hereto as Exhibit 5.2(b).

          (c) The Shareholders shall deliver evidence reasonably satisfactory to WCI that all required third-party consents to the transactions contemplated hereby, including without limitation all Required Governmental Consents and all required consents of the landlords under all real estate leases to which any Corporation is a party, were obtained and the Shareholders shall deliver an estoppel certificate from the landlords under all real estate leases to which any Corporation is a party confirming the terms thereof and the rental amount owing thereunder, certifying that such lease is in full force and effect, that such Corporation is not in default under any of the terms or conditions thereof, that there have been no amendments or modifications to any such lease (or specifying the same), and otherwise containing such statements and certifications as the Corporations may require.

          (d) Each Corporation shall deliver to WCI evidence satisfactory to WCI showing that all written employment contracts and all oral employment contracts other than those that are terminable "at will" without payment of severance (other than normal severance benefits approved by WCI) or other benefits with non-union employees of that Corporation (including, without limitation, stock options or other rights to obtain equity in that Corporation) have been terminated, effective on or before the Closing Date.

          (e) The Shareholders shall cause each officer and director of each Corporation to deliver a resignation as an officer and/or director of such Corporation together with a general release of each officer and director who is not a Shareholder releasing the Corporations from all obligations under any indemnification agreements, the charter documents of the Corporations, or otherwise, arising out of or relating to this Agreement or the consummation of the transactions contemplated thereby, other than obligations arising after the Closing Date under this Agreement.

          (f) The Shareholders shall deliver to WCI a counterpart of the Consulting Agreement executed by Lyle in the form of Exhibit 5.1(c).

6.   ADDITIONAL COVENANTS OF WCI, THE CORPORATIONS AND THE
     SHAREHOLDERS

     6.1 Release of Guaranties. WCI shall use reasonable efforts to obtain the termination and release promptly after the Closing Date of the personal guaranties of the Shareholders listed on
Schedule 6.1, all of which relate to indebtedness of the Corporations included in the Financial Statements as of the Balance Sheet Date or WCI shall indemnify the Shareholders and hold them harmless from and against all losses, expenses or claims by third parties to enforce or collect indebtedness owed by the Corporations as of the Closing Date which is personally guaranteed by the Shareholders pursuant to such guaranties. The Shareholders may notify the obligees under such guaranties that they have terminated their obligations under such guaranties. The Shareholders shall cooperate with WCI in obtaining such releases.

     6.2 Release of Security Interests. On or after the Closing Date, the Shareholders and their respective Affiliates shall cause those security interests in the assets of the Corporations that have been created in favor of financial institutions or other lenders to secure indebtedness (other than indebtedness of the Corporations) of the Shareholders or their respective Affiliates to be released in a manner reasonably satisfactory to WCI, and shall cause all guaranties by the Corporations relating to the indebtedness of the Shareholders to be released to the reasonable satisfaction of WCI.

     6.3 Confidentiality. Neither the Corporations nor any of the Shareholders shall disclose or make any public announcements of the transactions contemplated by this Agreement without the prior written consent of WCI, unless required to make such disclosure or announcement by law, in which event the party making the disclosure or announcement shall notify WCI at least 24 hours before such disclosure or announcement is expected to be made. WCI shall not disclose or make any public announcement of the transactions contemplated by this Agreement without the prior written consent of the Shareholders' Representative, unless in connection with the initial public offering of WCI Stock or otherwise required to make such disclosure or announcement by law, in which event WCI shall notify the Shareholders' Representative at least 24 hours before such disclosure or announcement is expected to be made.

     6.4 Brokers and Finders Fees. Each party shall pay and be responsible for any broker's, finder's or financial advisory fee incurred by such party in connection with the transactions contemplated by this Agreement.

     6.5 Taxes. WCI shall reasonably cooperate, at the expense of the Shareholders, with the Shareholders with respect to any matters involving the Shareholders arising out of the Shareholders' ownership of the Corporations prior to the Closing, including matters relating to tax returns and any tax audits, appeals, claims or litigation with respect to such tax returns or the preparation of such tax returns. In connection therewith, WCI shall make available to the Shareholders such files, documents, books and records of the Corporations for inspection and copying as may be reasonably requested by the Shareholders and shall cooperate with the Shareholders with respect to retaining information and documents which relate to such matters.

     6.6 Short Year Tax Returns. After the Closing Date, the Shareholders shall prepare at their sole cost and expense, all short year federal, state, county, local and foreign tax returns required by law for the period beginning with the first day of each Corporation's fiscal year in which the Closing occurs and ending with the Closing Date. Each such return shall be prepared in a financially responsible and conservative manner and shall be delivered to WCI together with all necessary supporting schedules within 120 days following the Closing Date for its approval (but such approval shall not relieve the Shareholders of their responsibility for the taxes assessed under these returns). The Shareholders shall be responsible for the payment of all taxes shown to be due or that may come to be due on such returns or otherwise relating to the period prior to the Closing Date in excess of the amount of any reserve for taxes included in Effective Date Current Liabilities. The Shareholders shall also be responsible for all taxes arising from the conversion of any Corporation from a cash to accrual basis of reporting whether or not due on such returns or on the first return filed by a Corporation for the period commencing after the Closing Date. At the time of the delivery of the returns, the Shareholders shall contemporaneously deliver to WCI checks payable to the respective taxing authorities in amounts equal to the amount due. WCI shall sign tax returns and cause such returns to be timely filed with the appropriate authorities. The Shareholders shall be entitled to receive all refunds shown on said returns and any such refunds received by the Corporations or WCI shall be remitted to the Shareholders.

     6.7 Certain Tax Matters. The Shareholders acknowledge that WCI may make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended. The Shareholders agree that WCI, in its discretion, may make such election; provided, however, that such election shall be made no later than the due date for such election. If such election is made by WCI:

          (a)  WCI shall be authorized to complete Form 8023-A;

          (b)  The Shareholders shall sign such completed Form
8023-A at the Closing; and

          (c) WCI and the Shareholders shall agree upon the allocation of the Purchase Price among the assets (including intangible assets).

          (d) If WCI does make its election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, WCI shall reimburse the Shareholders and the S Corporations for any additional taxes, penalties, interest and costs of preparation of amended income tax returns incurred due to such election resulting from the recapture of depreciation previously taken on various assets of the S Corporations at ordinary income instead of capital gain rates. Such reimbursement shall be in a sum computed by a simultaneous equation computing the additional tax owed by the Shareholders, as well as the tax on the payment of that sum.

     6.8  Shareholders' Representative.

          (a) In order to administer efficiently the rights and obligations of the Shareholders under this Agreement, the Shareholders hereby designate and appoint Lyle as the Shareholders' Representative, to serve as the Shareholders' agent, proxy and attorney-in-fact for the limited purposes set forth in this Agreement.

          (b) Each of the Shareholders hereby appoints the Shareholders' Representative as such Shareholder's agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including, without limitation, the full power and authority on such Shareholder's behalf (i) to consummate the transactions contemplated by this Agreement, (ii) to disburse any funds received hereunder to the Shareholders, (iii) to execute and deliver on behalf of each Shareholder any amendment or waiver under this Agreement, to agree to the amount of the actual Closing Date Debt, Closing Date Current Assets and Closing Date Current Liabilities pursuant to Sections 1.5(a), and to agree to resolution of all Claims hereunder, (iv) to retain legal counsel and other professional services, at the expense of the Shareholders, in connection with the performance by the Shareholders' Representative of this Agreement, and (v) to do each and every act and exercise any and all rights which such Shareholder or Shareholders are permitted or required to do or exercise under this Agreement and the other agreements, documents and certificates executed in connection herewith. Each of the Shareholders agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholders' Representative and shall survive the death, bankruptcy or other incapacity of any Shareholder.

          (c) Each of the Shareholders hereby agrees that any amendment or waiver under this Agreement, and any action taken on behalf of the Shareholders to enforce the rights of the Shareholders under this Agreement, and any action taken with respect to any adjustment or Claim (including any action taken to object to, defend, compromise or agree to the payment of such adjustment or Claim), shall be effective if approved in writing by persons who were the holders of a majority of the Corporations' Stock immediately prior to the Closing, and that each and every action so taken shall be binding and conclusive on every Shareholder, whether or not such Shareholder had notice of, or approved, such amendment or waiver.

          (d) Lyle shall serve as the Shareholders' Representative until he resigns or is otherwise unable or unwilling to serve. In the event that a Shareholders' Representative resigns from such position or is otherwise unable or unwilling to serve, the remaining Shareholders shall select, by the vote of the holders of a majority of the Corporations' Stock immediately prior to the Closing, a successor representative to fill such vacancy, shall provide prompt written notice to WCI of such change and such substituted representative shall then be deemed to be the Shareholders' Representative for all purposes of this Agreement.

     6.9 General Release by Shareholders. Each of the Shareholders hereby fully releases and discharges each Corporation and its directors, officers, agents and employees from all rights, claims and actions, known or unknown, of any kind whatsoever, which any of such Shareholders now has or may hereafter have against any Corporation and its directors, officers, agents and employees, arising out of or relating to events arising prior to or on the Closing Date, except (a) as may be described in written contracts disclosed in Schedule 6.9 and expressly described and specifically excepted from this release in Schedule 6.9, (b) compensation as an employee of a Corporation for current periods expressly described and excepted from such release on schedule 6.9, and (c) for the obligations of the Corporations arising after the Closing Date under this Agreement. Specifically, but not by way of limitation, each of the Shareholders waives any right of indemnification, contribution or other recourse against each Corporation which he now has or may hereafter have against a Corporation with respect to representations, warranties or covenants made in this Agreement by a Corporation.

          Each of the Shareholders hereby waives and relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code, which states as follows:

          "A general release does not extend to claims to which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the Shareholders understands and acknowledges the significance and consequence of this waiver of Section 1542 and nevertheless elects to, and does, release those claims described in this Section 6.9, known or unknown, that it may have now or in the future arising out of or relating to any event arising on or prior to the date of this Agreement.

     6.10 Title Insurance. The Shareholders shall arrange for an irrevocable commitment from a title insurance company reasonably acceptable to WCI to issue, within ten (10) business days after the Closing Date, a CLTA Owner's Policy of title insurance for the Corporate Property, in an amount as shall be reasonably agreed upon by the Shareholders and WCI, insuring fee simple title to the Corporate Property in the Corporation, subject only to current real property taxes and assessments, standard printed conditions and exceptions, and such title exceptions as shall have been accepted in writing by WCI, and containing such endorsements as WCI may reasonably require. The cost of such title insurance shall be paid one-half by the Shareholders and one-half by WCI.

7.   INDEMNIFICATION

     7.1 Indemnity by the Shareholders. Each of the Shareholders, jointly and severally, subject to the limitations set forth in
Section 7.2, covenants and agrees that he or she will indemnify and hold harmless WCI, the Corporations and their respective directors, officers and agents and their respective successors and assigns (collectively the "WCI Indemnitees"), from and after the date of this Agreement and until the fifth anniversary of the Closing Date, against any and all losses, damages, assessments, fines, penalties, adjustments, liabilities, claims, deficiencies, costs, expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation), expenditures, including, without limitation, any "Environmental Site Losses" (as such term is hereinafter defined) identified by a WCI Indemnitee in a Claims Notice (as defined in Section 7.3(a)), or asserted by a WCI Indemnitee in litigation commenced against the Shareholders provided that in either case any such Claims Notice shall be given or the litigation commenced prior to the earlier of the third anniversary of this Agreement or the expiration of the applicable statute of limitations (irrespective of the date of discovery), with respect to each of the following contingencies (all, the "7.1 Indemnity Events"):

          (a) Any misrepresentation, breach of warranty, or nonfulfillment of any agreement or covenant on the part of the Shareholders or the Corporations pursuant to the terms of this Agreement or any misrepresentation in or omission from any Exhibit, Schedule, list, certificate, or other instrument furnished or to be furnished to WCI pursuant to the terms of this Agreement, regardless of whether, in the case of a breach of a representation or a warranty, WCI relied on the truth of such representation or warranty or had any knowledge of any breach thereof.

          (b) The design, development, construction or operation of any Facility (including without limitation the Red Carpet Landfill) or any other "Environmental Site" as hereinafter defined, or the installation or operation of a UST during any period on or prior to the Closing Date, in excess of the amount of liability with respect thereto, if any, set forth on Part II of Schedule 3.8. As used in this Agreement, "Environmental Site" shall mean any Facility, any UST and any other waste storage, processing, treatment or disposal facility, and any other business site or any other real property owned, leased, controlled or operated by a Corporation or by any predecessor thereof on or prior to the Closing Date. As used in this Agreement, "Environmental Site Losses" shall mean any and all losses, damages (including exemplary damages and penalties), liabilities, claims, deficiencies, costs, expenses, and expenditures (including, without limitation, expenses in connection with site evaluations, risk assessments and feasibility studies) arising out of or required by an interim or final judicial or administrative decree, judgment, injunction, mandate, interim or final permit condition or restriction, cease and desist order, abatement order, compliance order, consent order, clean-up order, exhumation order, reclamation order or any other remedial action that is required to be undertaken under federal, state or local law in respect of operating activities on or affecting any Facility, any UST or any other Environmental Site, including, but not limited to (x) any actual or alleged violation of any law or regulation respecting the protection of the environment, including, but not limited to, RCRA and CERCLA or any other law or regulation respecting the protection of the air, water and land and (y) any remedies or violations, whether by a private or public action, alleged or sought to be assessed as a consequence, directly or indirectly, of any "Release" (as defined below) of pollutants (including odors) or Hazardous Substances from any Facility, any UST or any other Environmental Site resulting from activities thereat, whether such Release is into the air, water (including groundwater) or land and whether such Release arose before, during or after the Closing Date. The term "Release" as used herein means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the ambient environment. Notwithstanding anything in this paragraph to the contrary, it is specifically understood and agreed that a Release composed solely of Hazardous Substances contained in household waste lawfully disposed of in a landfill during the time a Corporation owned and/or operated such landfill does not constitute an Environmental Site Loss.

          (c)  All matters on Schedule 3.8, Part II.

          (d) All actions, suits, proceedings, demands, assessments, adjustments, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incident to any of the foregoing.

     7.2  Limitations on Shareholders' Indemnities.

          (a) Subject to the provisions of 7.2(b) hereof, the obligations of the Shareholders to indemnify the WCI Indemnitees as provided in Section 7.1 shall be equal to the amount by which the cumulative amount of all such liabilities, claims, damages deficiencies, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, expenditures and Environmental Site Losses with respect to any or all 7.1 Indemnity Events exceed $25,000 (the "General Deductible Amount"); provided, that the amount of any obligation of indemnity arising pursuant to Section 7.1(a) with respect to any representation, warranty or covenant contained in Sections 3.1 through 3.5, 3.7, 3.18, 3.22 and 6.6 hereof and pursuant to Section 7.1(c) shall not be subject to the General Deductible Amount.

          (b) The maximum amount which WCI can recover as a result of one or more 7.1 Indemnity Events shall not exceed:

               (i) sixty-five percent (65%) of the Purchase Price (as adjusted pursuant to Section 1.2(a) hereof) plus 65% of the Contingent Purchase Price paid or payable, if the 7.1 Indemnity Event occurs during the time period from the Closing Date to, and including, the first anniversary of the Closing Date; and

               (ii) fifty percent (50%) of the Purchase Price (as adjusted pursuant to Section 1.2(a) hereof) plus 50% of the Contingent Purchase Price paid or payable, if the 7.1 Indemnity Event occurs during the time period from the first anniversary of the Closing Date to, and including, the third anniversary of the Closing Date.

          (c) WCI shall use reasonable efforts to pursue any insurance coverage it may have with respect to any matter resulting in a 7.1 Indemnity Event and shall apply any insurance recoveries it receives in connection with any 7.1 Indemnity Event towards its recovery from the Shareholder for such 7.1 Indemnity Event.
Nothing herein shall require WCI from pursuing any such insurance coverage prior to pursuing any claim against the Shareholder.

     7.3  Notice of Indemnity Claim.

          (a) In the event that any claim ("Claim") is hereafter asserted against or arises with respect to any WCI Indemnitee as to which such Indemnitee may be entitled to indemnification hereunder, the WCI Indemnitee shall notify the Shareholders (as applicable collectively, the "Indemnifying Party") in writing thereof (the "Claims Notice") within 60 days after (i) receipt of written notice of commencement of any third party litigation against such WCI Indemnitee, (ii) receipt by such WCI Indemnitee of written notice of any third party claim pursuant to an invoice, notice of claim or assessment, against such WCI Indemnitee, or (iii) such WCI Indemnitee becomes aware of the existence of any other event in respect of which indemnification may be sought from the Indemnifying Party (including, without limitation, any inaccuracy of any representation or warranty or breach of any covenant). The Claims Notice shall describe the Claim and the specific facts and circumstances in reasonable detail, and shall indicate the amount, if known, or an estimate, if possible, of the losses that have been or may be incurred or suffered by the WCI Indemnitee.

          (b) The Indemnifying Party may elect to defend any Claim for money damages where the cumulative total of all Claims (including such Claims) do not exceed the limit set forth in
Section 7.2 at the time the Claim is made, by the Indemnifying Party's own counsel; provided, however, the Indemnifying Party may assume and undertake the defense of such a third party Claim only upon written agreement by the Indemnifying Party that the Indemnifying Party is obligated to fully indemnify the WCI Indemnitee with respect to such action. The WCI Indemnitee may participate, at the WCI Indemnitee's own expense, in the defense of any Claim assumed by the Indemnifying Party. Without the written approval of the WCI Indemnitee, which approval shall not be unreasonably withheld, the Indemnifying Party shall not agree to any compromise of a Claim defended by the Indemnifying Party.

          (c) If, within thirty (30) days of the Indemnifying Party's receipt of a Claims Notice, the Indemnifying Party shall not have provided the written agreement required by Section 7.3(b) and elected to defend the Claim, the WCI Indemnitee shall have the right to assume control of the defense and/or compromise of such Claim, and the costs and expenses of such defense, including reasonable attorneys' fees, shall be added to the Claim. The Indemnifying Party shall promptly, and in any event within thirty
(30) days after demand therefor, reimburse the WCI Indemnitee for the costs of defending the Claim, including attorneys' fees and expenses.

          (d) The party assuming the defense of any Claim shall keep the other party reasonably informed at all times of the progress and development of its or their defense of and compromise efforts with respect to such Claim and shall furnish the other party with copies of all relevant pleadings, correspondence and other papers. In addition, the parties to this Agreement shall cooperate with each other and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim. The failure to timely deliver a Claims Notice or otherwise notify the Indemnifying Party of the commencement of such actions in accordance with this Section 7.3 shall not relieve the Indemnifying Party from the obligation to indemnify hereunder but only to the extent that the Indemnifying Party establishes by competent evidence that it has been prejudiced thereby.

          (e) In the event both the WCI Indemnitee and the Indemnifying Party are named as defendants in an action or proceeding initiated by a third party, they shall both be represented by the same counsel (on whom they shall agree), unless such counsel the WCI Indemnitee, or the Indemnifying Party shall determine that such counsel has a conflict of interest in representing both the WCI Indemnitee and the Indemnifying Party in the same action or proceeding and the WCI Indemnitee and the Indemnifying Party do not waive such conflict to the satisfaction of such counsel.

     7.4 Survival of Representations, Warranties and Agreements. The representations and warranties of the parties contained in this Agreement and in any certificate, Exhibit or Schedule delivered pursuant hereto, or in any other writing delivered pursuant to the provisions of this Agreement (the "Representations and Warranties") and the liability of the party making such Representations and Warranties for breaches thereof shall survive the consummation of the transactions contemplated hereby. The parties hereto in executing and delivering and in carrying out the provisions of this Agreement are relying solely on the representations, warranties, Schedules, Exhibits, agreements and covenants contained in this Agreement, or in any writing or document delivered pursuant to the provisions of this Agreement, and not upon any representation, warranty, agreement, promise or information, written or oral, made by any persons other than as specifically set forth herein or therein.

     7.5 No Exhaustion of Remedies or Subrogation; Right of Set Off. The Shareholders waive any right to require any WCI Indemnitee to (i) proceed against any Corporation; (ii) proceed against any other person; or (iii) pursue any other remedy whatsoever in the power of any WCI Indemnitee. WCI may, but shall not be obligated to, set off against any and all payments due any Shareholder any amount to which any WCI Indemnitee is entitled to be indemnified hereunder with respect to any 7.1 Indemnity Event. Such right of set off shall be separate and apart from any and all other rights and remedies that the Indemnities may have against Shareholders or their successors.

8.  OTHER POST-CLOSING COVENANTS OF THE SHAREHOLDERS AND WCI

    8.1 Restrictive Covenants. As to the Corporations, the Shareholders and their Affiliates acknowledge that (i) WCI, as the purchaser of the Corporations' Stock, is and will be engaged in the same business as the Corporations (the "Business"); (ii) the Shareholders and their Affiliates are intimately familiar with the Business; (iii) the Business is currently conducted in the State of Oklahoma, and WCI intends to continue the Business in Oklahoma and intends, by acquisition or otherwise, to expand the Business into other geographic areas of Oklahoma where it is not presently conducted; (iv) the Shareholders and their Affiliates have had access to trade secrets of, and confidential information concerning, the Business; (v) the agreements and covenants contained in this Section 8.1 are essential to protect the Business and the goodwill being acquired; and (vi) the Shareholders and their Affiliates have the means to support themselves and their dependents other than by engaging in a business substantially similar to the Business and the provisions of this Section 8 will not impair such ability. The Shareholders covenant and agree as set forth in (a), (b) and (c) below with respect to the
Corporation:

          (a) Non-Compete. For a period commencing on the Closing Date and terminating five years thereafter (the "Restricted Period"), neither the Shareholders nor any of their Affiliates shall, anywhere in all cities and counties listed on Exhibit A hereto, where WCI or one of its subsidiaries owns or operates a business similar to the Business (the "Restricted Counties"), directly or indirectly, acting individually or as the owner, shareholder, partner, or employee of any entity, (i) engage in the operation of a solid waste collection, transporting, disposal and/or composting business, transfer facility, recycling facility, materials recovery facility or solid waste landfill; (ii) enter the employ of, or render any personal services to or for the benefit of, or assist in or facilitate the solicitation of customers for, or receive remuneration in the form of salary, commissions or otherwise from, any business engaged in such activities; (iii) as owner or lessor of real estate or personal property, rent to lease any facility, equipment or other assets to any business engaged in the same business as the Corporations; or (iv) receive or purchase a financial interest in, make a loan to, or make a gift in support of, any such business in any capacity, including, without limitation, as a sole proprietor, partner, shareholder, officer, director, principal, agent, trustee or lender; provided, however, that any of the Shareholders may own, directly or indirectly, solely as an investment, securities of any business traded on any national securities exchange or NASDAQ, provided none of the Shareholders is a controlling person of, or a member of a group which controls, such business and further provided that the Shareholders do not, in the aggregate, directly or indirectly, own 2% or more of any class of securities of such business.

          (b) Confidential Information. During the Restricted Period and thereafter, the Shareholders and their Affiliates shall keep secret and retain in strictest confidence, and shall not use for the benefit of themselves or others, all data and information relating to the Business ("Confidential Information"), including without limitation, know-how, trade secrets, customer lists, supplier lists, details of contracts, pricing policies, operational methods, marketing plans or strategies, bidding information, practices, policies or procedures, product development techniques or plans, and technical processes; provided, however, that the term "Confidential Information" shall not include information that (i) is or becomes generally available to the public other than as a result of disclosure by the Shareholders or (ii) is general knowledge in the solid waste handling and landfill business and not specifically related to the Business.

          (c) Property of the Business. All memoranda, notes, lists, records and other documents or papers (and all copies thereof) relating to the Business, including such items stored in computer memories, on microfiche or by any other means, made or compiled by or on behalf of the Shareholders or the Corporations or made available to them relating to the Business, but excluding any materials (other than the minute books of the Corporations) maintained by any attorneys for the Corporations or the Shareholders prior to the Closing, are and shall be the property of WCI and have been delivered or will be delivered or made available to WCI at the Closing.

          (d) Non-Solicitation. Without the consent of WCI, which may be granted or withheld by WCI in its discretion, the Shareholders and their Affiliates shall not solicit any employees of any Corporation to leave the employ of that Corporation and join the Shareholders or any Affiliate in any business endeavor owned or pursued by the Shareholders.

          (e) No Disparagement. From and after the Closing Date, none of the Shareholders shall, in any way or to any person or entity or governmental or regulatory body or agency, denigrate or derogate WCI or any of its subsidiaries, or any officer, director or employee, or any product or service or procedure of any such company whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which are learned by the Shareholders from and after the date hereof or on acts or omissions which occur from and after the date hereof, or otherwise. A statement shall be deemed denigrating or derogatory to any person or entity if it adversely affects the regard or esteem in which such person or entity is held by investors, lenders or licensing, rating, or regulatory entities. Without limiting the generality of the foregoing, none of the Shareholders shall, directly or indirectly in any way in respect of any such company or any such directors or officers, communicate with, or take any action which is adverse to the position of any such company with any person, entity or governmental or regulatory body or agency who or which has dealings or prospective dealings with any such company or jurisdiction or prospective jurisdiction over any such company. This paragraph does not apply to the extent that testimony is required by legal process, provided that WCI has received not less than five days' prior written notice of such proposed testimony.

     8.2 Rights and Remedies Upon Breach. If any of the Shareholders or any Affiliate breaches, or threatens to commit a breach of, any of the provisions of Section 8.1 herein (the "Restrictive Covenants"), WCI shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to WCI at law or in equity:

          (a) Specific Performance. The right and remedy to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to WCI and that money damages would not provide an adequate remedy to WCI. Accordingly, in addition to any other rights or remedies, WCI shall be entitled to injunctive relief to enforce the terms of the Restrictive Covenants and to restrain the Shareholders from any violation thereof.

          (b) Accounting. The right and remedy to require the Shareholders to account for and pay over to WCI all compensation, profits, monies, accruals, increments or other benefits derived or received by the Shareholders as the result of any transactions constituting a breach of the Restrictive Covenants.

          (c) Severability of Covenants. The Shareholders acknowledge and agree that the Restrictive Covenants are reasonable and valid in geographical and temporal scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

          (d) Blue-Penciling. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court shall reduce the duration or scope of such provision, as the case may be, to the extent necessary to render it enforceable and, in its reduced form, such provision shall then be enforced.

          (e) Enforceability in Jurisdiction. WCI and the Shareholders intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographic scope of the Restrictive Covenants. If the courts of any one or more of such jurisdictions hold the Restrictive Covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of WCI and the Shareholders that such determination not bar or in any way affect WCI's right to the relief provided above in the courts of any other jurisdiction within the geographic scope of the Restrictive Covenants as to breaches of such covenants in such other respective jurisdictions, such covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

9.   GENERAL

     9.1 Additional Conveyances. Following the Closing, the Shareholders and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as WCI or the Shareholders may reasonably request for the purpose of carrying out this Agreement. The Shareholders will cooperate with WCI and/or the Corporations on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

     9.2 Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI and the heirs, legal representatives or assigns of the Shareholders; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement.

     9.3 Public Announcements. Except as required by law, no party shall make any public announcement or filing with respect to the transactions provided for herein prior to the Closing Date without the prior consent of the other parties hereto.

     9.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     9.5 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

If to the Shareholders:

at their respective addresses set forth on Schedule 3.2

With a copy to:

Tom L. Newby, Esq.
Elliott, Enabnit, Newby & Ezzell
114 East Broadway, 5th Floor
Enid, Oklahoma 73701
Facsimile: (580) 233-1441

If to WCI:

Waste Connections, Inc.
2260 Douglas Boulevard, Suite 280
Roseville, California 95661
Attention:  Ronald J. Mittelstaedt
Facsimile: (916) 772-2920

With a copy to:

Robert D. Evans, Esq.
Shartsis, Friese & Ginsburg LLP
One Maritime Plaza, 18th Floor
San Francisco, California 94111
Facsimile: (415) 421-2922

     9.6 Attorneys' Fees. In the event of any dispute or controversy between WCI on the one hand and the Corporations or the Shareholders on the other hand relating to the interpretation of this Agreement or to the transactions contemplated hereby, the prevailing party shall be entitled to recover from the other party reasonable attorneys' fees and expenses incurred by the prevailing party. Such award shall include post-judgment attorney's fees and costs.

     9.7 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

     9.8 Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder (including, in the case of the Shareholders, any such fees, expenses and disbursements paid or accrued by, or charged to, the Corporations).

     9.9 Incorporation by Reference. All Schedules and Exhibits attached hereto are incorporated herein by reference as though fully set forth at each point referred to in this Agreement.

     9.10 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

     9.11 Number and Gender of Words; Corporation. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

     9.12 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Corporations, the Shareholders and WCI and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Corporations, the Shareholders (or the Shareholders' Representative on their behalf) and WCI acting through its officers, thereunto duly authorized by its Board of Directors.

     9.13 Waiver. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

     9.14 Construction. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in Oklahoma or California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.

10.  GLOSSARY

     The definitions of the terms used below can be found at the
Section indicated:

Term -- Section
Act -- Section 3.38
Affiliate -- Section 3.11
B & B -- Parties
Balance Sheet Date -- Section 3.7
Business -- Section 8.1
business day -- Section 9.14
Claim -- Section 7.3(a)
Claims Notice -- Section 7.3(a)
Closing -- Section 2
Closing Date -- Section 2
Closing Date Debt -- Section 3.22(a)
Closing Date Accounts Receivable -- Section 1.2(a)
Closing Date Current Assets -- Section 3.22(b)
Closing Date Current Liabilities -- Section 3.22(b)
Collection Contracts -- Section 3.10(a)
Confidential Information -- Section 8.1(b)
Contingent Purchase Price -- Section 1.1
Corporate Property -- Section 3.12(b)
Corporations -- Parties
Corporations' Stock -- Third Recital
Darlin -- Parties
Environmental Laws -- Section 3.24
Environmental Site -- Section 7.1(b)
Environmental Site Losses -- Section 7.1
Environmental Site Losses -- Section 7.1(b)
ERISA -- Section 3.17(a)
Excluded Assets -- Section 1.5
Facility -- Section 3.10(c)
Facilities -- Section 3.10(c)
Facility Property -- Section 3.10(c)(iii)
Facility Surveys/Site Plans -- Section 3.10(c)(iii)
Financial Statements -- Section 3.7
General Deductible Amount -- Section 7.2(a)
Governmental Permits -- Section 3.10(a)
Hazardous Material -- Section 3.24(e)
Hazardous Waste -- Section 3.24(e)
Indemnifying Party -- Section 7.3(a)
7.1 Indemnity Events -- Section 7.1
knowledge -- Section 3.36
Laws -- Section 3.24
Lyle -- Parties
Permitted Liens -- Section 3.12(c)
Purchase Price -- Section 1.1
RCRA -- Section 3.24(a)
Recipient -- Section 3.17(c)
Records, Notifications and Reports -- Section 3.10(b)
Release -- Section 7.1(b)
Representations and Warranties -- Section 7.4
Restricted Counties -- Section 8.1(a)
Restricted Period -- Section 8.1(a)
Restrictive Covenants -- Section 8.2
Required Governmental Consents -- Section 3.10(a)
SEC -- Section 3.38(g)
Shareholders -- Parties
UST -- Section 3.26
WCI Indemnitees -- Section 7.1
WCI -- Parties
WCI Stock -- Section 1.2(b)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.


                     WCI:  WASTE CONNECTIONS, INC.


                           By: __________________________________
                               Ronald J. Mittelstaedt
                               Chief Executive Officer & President

        THE CORPORATIONS:  B & B SANITATION, INC.


                           By: __________________________________
                               Lyle J. Buller, President


                           RED CARPET LANDFILL, INC.


                           By: __________________________________
                               Lyle J. Buller, President


                           DARLIN EQUIPMENT, INC.


                           By: __________________________________
                               Lyle J. Buller, President

       THE SHAREHOLDERS:

                               __________________________________
                               Lyle J. Buller

                               __________________________________
                               Larue A. Buller

                               __________________________________
                               Lyle J. Buller, Trustee of the
                               Lyle J. Buller Revocable Trust dated
                              10/11/96

                               __________________________________
                               Larue A. Buller, Trustee of the
                               Larue A. Buller Revocable Trust
                               dated 10/11/96




5119/022/0262773.07